EXHIBIT 3.1(c)



                            ARTICLES OF INCORPORATION
                                       OF
                              METHOD PRODUCTS CORP.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                   ARTICLE ONE
                                      NAME

         The name of the Corporation is:  Method Products Corp.

                                   ARTICLE TWO
                      PRINCIPLE OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                              Method Products Corp.
                         2101 NW 33rd Street, Suite 600A
                          Pompano Beach, Florida 33069


                                  ARTICLE THREE
                     REGISTERED AGENT AND REGISTERED OFFICE

         The name and post office address of the Corporation's registered agent is:

                               Jay Valinsky, Esq.
                        Kipnis Tescher Lippman & Valinsky
                           100 Northeast Third Avenue
                            Fort Lauderdale, FL 33301

                                  ARTICLE FOUR
                                  INCORPORATOR

        The name and post office address of the initial incorporator is:

                               Jay Valinsky, Esq.
                        Kipnis Tescher Lippman & Valinsky
                           100 Northeast Third Avenue
                            Fort Lauderdale, FL 33301


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                                  ARTICLE FIVE
                                  CAPITAL STOCK

     The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 82,000,000 which are to be divided into two classes as follows:

         80,000,000 shares of common stock, par value $.0001 per share; and 2,000,000 shares of preferred stock, par value $.0001 per share.

         The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, conversion rights cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as may be adopted from time to time in the sole discretion by the Corporation's Board of Directors pursuant to the authority in this paragraph given.

         In accordance with Section 607.10025(7) of the Florida Business Corporation Act, upon the effectiveness of a combination, as such term in
Section 607.10025(1) of such Act, the authorized shares of the classes or series affected by the combination shall not be reduced or otherwise affected by the percentage by which the issued shares of such class or series were reduced as a result of the combination.

                                   ARTICLE SIX
                                 INDEMNIFICATION

         The Corporation shall indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.
                                                              INCORPORATOR:


                                                  /s/ Jay Valinsky
                                                  ------------------------------
                                                  Jay Valinsky, Esq.




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         THE UNDERSIGNED, named as the registered agent in Article Three of these Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents under the Florida Business Corporation Act, including specifically Section 607.0505.

                                                         REGISTERED AGENT:

                                                         /s/ Jay Valinsky
                                                         -----------------------
                                                         Jay Valinsky, Esq.




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